UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 29, 2019

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

1300 17th Street, Suite 820
Arlington, VA 22009

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 31, 2019, Nesco Holdings, Inc. (“Nesco”) (formerly known as Capitol Investment Corp. IV (prior to the Closing (as defined below), “Capitol”)) announced the completion of the previously announced transactions (the “Closing”) contemplated by the Merger Agreement (as defined below). In addition, in connection with the Mergers (as defined below), and in accordance with Section 388 of the Delaware General Corporation Law and the Cayman Islands Companies Law (2018 Revision), Capitol domesticated as a Delaware corporation (the “Domestication”). In connection with the Domestication, Capitol changed its name to “Nesco Holdings, Inc.”

Item 1.01.	Entry into Material Definitive Agreement.

As disclosed in the final prospectus and definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2019 (as supplemented on June 24, 2019 and July 11, 2019, the “Proxy Statement/Prospectus”), Nesco under the sections entitled “The Business Combination Proposals” and “The Merger Agreement” beginning at pages 48 and 69, respectively, Capitol entered into the Agreement and Plan of Merger, dated as of April 7, 2019 (as subsequently amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 10, 2019, the “Merger Agreement”), by and among Capitol, Capitol Intermediate Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Capitol, Capitol Investment Merger Sub 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of Capitol (“Merger Sub”), Capitol Investment Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of Capitol (“New HoldCo”), NESCO Holdings, LP, a Delaware limited partnership (the “Legacy Nesco Owner”), and NESCO Holdings I, Inc., a Delaware corporation (“Legacy Nesco”).

The Merger Agreement provided for (i) the Domestication, (ii) the merger of Merger Sub with and into Legacy Nesco, with Legacy Nesco surviving as a wholly-owned subsidiary of Capitol (the “Initial Merger”), and (iii) immediately after the Initial Merger, the merger of Legacy Nesco with and into New HoldCo, with New HoldCo surviving as an indirect wholly-owned subsidiary of Capitol (the “Subsequent Merger”, and together with the Initial Merger, the “Mergers”, and together with the Domestication, the “Transactions”). The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Amendment No. 1 thereto, which are included as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The disclosures set forth in Item 2.01 of this Report with respect to the entry into certain material definitive agreements are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Existing Registration Rights Agreement

In connection with the entry into the Sponsor Support Agreement, dated as of April 7, 2019, by and among Capitol Acquisition Management IV LLC, Capitol Acquisition Founder IV LLC and certain individuals signatory thereto (collectively, the “Capitol Sponsors”) and Capitol, Legacy Nesco Owner and Legacy Nesco (the “Support Agreement”), the parties to that certain registration rights agreement (the “Existing Registration Rights Agreement”), dated as of August 15, 2017, by and among Capitol and the other parties named therein, agreed to terminate the Existing Registration Rights Agreement and their rights and obligations thereunder upon the consummation of the Transactions. Accordingly, in connection with the Closing, the Existing Registration Rights Agreement was automatically terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 16, 2019, Capitol held an extraordinary general meeting (the “Meeting”) at which the Capitol stockholders considered and adopted, among other matters, the Merger Agreement and the Transactions. On July 31, 2019, the parties consummated the Transactions.

In connection with Meeting, holders of 26,091,034 shares of Capitol Class A ordinary shares, $0.0001 par value per share (“Capitol Ordinary Shares”) sold in its initial public offering (“public shares”) exercised their rights to convert such public shares to cash at a conversion price of approximately $10.24 per share, or an aggregate of approximately $267,239,740.

As consideration for its share capital, Legacy Nesco Owner and certain members of management of Legacy Nesco Owner received at Closing (i) 21,660,638 shares of Common Stock, $0.0001 par value per share, of Nesco (“Common Stock”) (subject to certain adjustments) and (ii) Warrants (as defined below) to purchase 2,500,000 shares of Common Stock. The amount of Common Stock and Warrants issued to Legacy Nesco Owner at the Closing reflects certain adjustments made pursuant to the Support Agreement. Pursuant to the Merger Agreement, Legacy Nesco Owner also has the right to receive: (1) up to an additional 1,800,000 shares of Common Stock for a period of five years following the closing of the Transactions, in increments of 900,000 shares, if (x) the trading price of the Common Stock exceeds $13.00 per share or $16.00 per share for any 20 trading days during a 30 consecutive trading day period or (y) a sale transaction of the combined company occurs in which the consideration paid per share to holders of Common Stock of the combined company exceeds $13.00 per share or $16.00 per share, and (2) an additional 1,651,798 shares of Common Stock if during the seven-year period following the closing of the Transactions, the trading price of Common Stock exceeds $19.00 per share for any 20 trading days during a 30 consecutive trading day period or if a sale transaction of the combined company occurs in which the consideration paid per share to holders of Common Stock exceeds $19.00 per share. Concurrently with the Closing, Nesco Owner and its affiliates purchased 4,500,000 newly-issued shares of Common Stock at a price of $10.00 per share in exchange for a combination of cash and full repayment of certain outstanding indebtedness, and the Capitol Sponsors purchased in aggregate 1,000,000 newly-issued shares of Common Stock at a price of $10.00 per share, paid in cash.

Each outstanding Capitol Ordinary Share was converted into one share of Common Stock on a one-for-one basis, following the Domestication. The outstanding warrants entitling the holders to purchase Capitol Ordinary Shares were converted into Warrants entitling the holders to purchase Common Stock upon consummation of the Transactions (the “Warrants”) pursuant to the terms of the Warrant Agreement (as defined below).

Pursuant to the Merger Agreement and the Support Agreement, Capitol’s officers, directors and stockholders prior to its initial public offering forfeited an aggregate of 2,348,201 Capitol Ordinary Shares and warrants to purchase 2,500,000 Capitol Ordinary Shares immediately prior to the Closing.

Immediately after giving effect to the Transactions, there were 49,033,903 shares of Common Stock and Warrants to purchase 20,950,000 shares of Common Stock issued and outstanding. After the Closing, the Capitol Ordinary Shares, warrants and units ceased trading, and upon the opening of trading on August 1, 2019, Common Stock and Warrants will begin trading on the New York Stock Exchange (“NYSE”), respectively, under the symbol “NSCO” and “NSCO WS”, respectively. As of the closing date, Legacy Nesco Owner owned approximately 53.4% of Nesco’s outstanding Common Stock and the Capitol Sponsors owned approximately 17.8% of Nesco’s outstanding Common Stock.

As noted above, the per share conversion price of approximately $10.24 for holders of public shares electing conversion was paid out of Capitol’s trust account, which had a balance immediately prior to the Closing of approximately $412.3 million. Of the remaining funds in the trust account: (i) approximately $7.1 million was used to pay Capitol’s transaction expenses, (ii) $127.8 million was used to pay down Legacy Nesco’s debt, and (iii) the balance of approximately $10.2 million was released to Nesco to be used for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the Closing, Legacy Nesco Owner and certain of the Capitol Sponsors have been granted certain rights pursuant to the Registration Rights Agreement entered into at the Closing. Pursuant to the Registration Rights Agreement, the parties thereto are entitled to the registration of, in certain circumstances and subject to certain conditions set forth therein, the resale of their shares of Common Stock. The registration rights described in this paragraph apply to (i) any Common Stock issued in connection with the Transactions (including certain earnout shares held by each of Legacy Nesco Owner and the Capitol Sponsors), (ii) any Warrants or any Common Stock issued or issuable upon exercise thereof, (iii) any capital stock of Nesco or its subsidiary issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization (the “registrable securities”). Each of the parties to the Registration Rights Agreement are entitled to request that Nesco register its shares on a long-form or short-form registration statement on up to six occasions in the future, which registrations may be “shelf registrations.” The parties to the Registration Rights Agreement will also be entitled to participate in certain registered offerings by Nesco, subject to certain limitations and restrictions. Nesco will pay expenses of the parties to the Registration Rights Agreement incurred in connection with the exercise of their rights under the Registration Rights Agreement. These registration rights are also for the benefit of any subsequent holder of the registrable securities; provided that any securities will cease to be registrable securities when they have been (a) sold or distributed pursuant to a “public offering,” (b) sold in compliance with Rule 144 or (c) repurchased by Nesco or its subsidiary; provided further, however, that the Sponsor Earnout Shares (as defined in the Stockholders’ Agreement) shall not be deemed registrable securities until the restrictions set forth in the Stockholders’ Agreement (as described below) have ceased to apply in accordance with the terms thereof.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 4.4 to this Report and is incorporated herein by reference.

Amended and Restated Warrant Agreement

On July 31, 2019, in connection with the Closing, Nesco entered into an Amended and Restated Warrant Agreement (the “Warrant Agreement”), by and between Nesco and Continental Stock Transfer & Trust Company, to reflect the Domestication. The Warrants outstanding under the Warrant Agreement have substantially the same terms as the warrants outstanding under the Existing Warrant Agreement (as defined in the Warrant Agreement).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is included as Exhibit 4.3 to this Report and is incorporated herein by reference.

Stockholders’ Agreement

In connection with the Closing, Nesco, Legacy Nesco Owner, certain affiliates of Energy Capital Partners (“ECP”) and the Capitol Sponsors entered into the Stockholders’ Agreement, dated as of July 31, 2019, pursuant to which Legacy Nesco Owner (and its successors and assigns) have the right to designate up to four persons to be appointed or nominated for election to the board of directors of Nesco, subject to reduction based on the aggregate ownership of Legacy Nesco Owner and its successors and assigns. Legacy Nesco Owner may also request for at least one of its designated directors to be appointed as a member of each newly established committee of the Nesco board of directors. If Legacy Nesco Owner has the right to designate one or more nominees and either has not exercised such right or no such nominee has not been elected, then Legacy Nesco Owner may designate one board observer. While the Stockholders’ Agreement is in effect, any change in the size of the Nesco board of directors will require the prior approval of Legacy Nesco Owner.

Under the Stockholders’ Agreement, the Capitol Sponsors have agreed to the sale restrictions on 3,148,202 of the shares of Common Stock issued to the Capitol Sponsors in exchange for their Class B ordinary shares of Capitol upon consummation of the Transactions. In addition, Legacy Nesco Owner, certain affiliates of ECP and the Capitol Sponsors have agreed to a restriction on transfers of their respective shares of Nesco until the 180-day anniversary of the closing of the Transactions, subject to certain permitted transfers.

Further, so long as Legacy Nesco Owner holds a number of Common Stock equal to or greater than 50% of the total number of shares of Common Stock issued and outstanding, Nesco will be required to obtain the approval of Legacy Nesco Owner in order to: (i) adopt any annual budget; (ii) consummate acquisitions or dispositions for value in excess of $10,000,000; (iii) issue new equity; (iv) incur new indebtedness or grant encumbrances on any property or assets in excess of $1,000,000; (v) guarantee any indebtedness of persons other than Nesco or its subsidiaries; or (vi) hire, remove, or replace any senior executive officer or materially decrease the compensation of any executive officer.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

Indenture and the Notes

In connection with the Closing, New Holdco issued $475 million aggregate principal amount of 10.000% Senior Secured Second Lien Notes due 2024 (the “Notes”). The Notes were sold to J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Fifth Third Securities, Inc. The Notes were resold to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount. The terms of the Notes are governed by an Indenture, dated as of July 31, 2019, among New Holdco, Capitol Intermediate Holdings, LLC, the other guarantors named therein and Wilmington Trust, National Association as Trustee and Second Lien Collateral Agent (the “Indenture”). The following summary is not a complete description of all of the terms of the Indenture or the Notes and is qualified in its entirety by the copy of the Indenture which is attached as Exhibit 4.5 and incorporated herein by reference.

Interest and maturity. Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 at a rate of 10.000% per annum, commencing on February 1, 2020. The Notes will mature on August 1, 2024.

Guarantees. Capitol Intermediate Holdings, LLC and New Holdco’s wholly owned subsidiaries – NESCO, LLC, NESCO Holdings II, Inc., NESCO Finance Corporation, NESCO Investments, LLC and NESCO International, LLC – guarantee, on a senior secured basis, New Holdco’s obligations under the Notes, including the payment of principal and interest. These guarantors also guarantee New Holdco’s ABL Facility (as defined below). One or more of New Holdco’s other subsidiaries may, in the future, be required to guarantee New Holdco’s other indebtedness, but may not be required to guarantee the Notes except as provided in the Indenture.

Ranking. The Notes are New Holdco’s senior secured second lien obligations. The Notes and related guarantees rank (i) equally in right of payment with all of New Holdco’s and the guarantors’ existing and future senior indebtedness, (ii) senior in right of payment to all of New Holdco’s and the guarantors’ future subordinated obligations, (iii) effectively subordinated in right of payment to (a) all of New Holdco’s existing and future indebtedness and obligations that are secured by first priority liens on the collateral securing the Notes, including borrowings under the ABL Facility, to the extent of the value of the assets subject to such first priority liens and (b) all of New Holdco’s existing and future indebtedness and obligations that are secured by assets not constituting collateral securing the Notes, to the extent of the value of the assets securing such indebtedness and (iv) structurally subordinated in right of payment to all future indebtedness and other liabilities (including trade payables) of any future subsidiary that is not also a guarantor of the Notes.

Optional redemption for the Notes. At any time prior to August 1, 2021, New Holdco may redeem some or all of the Notes at any time and from time to time at a “make-whole” redemption price set forth in the Indenture. On and after August 1, 2021, New Holdco may redeem the Notes, in whole or in part, at any time at the redemption prices set forth in the Indenture. In addition, prior to August 1, 2021, New Holdco may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 110.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Restrictive covenants. The Notes are subject to covenants that, among other things limit New Holdco’s ability and its restricted subsidiaries’ ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; repurchase, prepay or redeem subordinated indebtedness; make investments; create restrictions on the ability of New Holdco’s restricted subsidiaries to pay dividends to New Holdco; create liens; transfer or sell assets; consolidate, merge, sell or otherwise dispose of all or substantially all of New Holdco’s assets; enter into certain transactions with New Holdco’s affiliates; and designate subsidiaries as unrestricted subsidiaries. Most of these covenants will be suspended for so long as the Notes have investment grade ratings from two or more rating agencies. Neither Capitol Intermediate Holdings, LLC nor Capitol are subject to these restrictive covenants.

Events of default. The following constitute events of default under the Notes: default in the payment of interest; default in the payment of principal; failure to comply with covenants; failure to pay other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; certain events of bankruptcy; a judgment for payment of money exceeding a specified aggregate amount; voidance of subsidiary guarantees; and lack of perfection of liens on collateral securing the Notes in an amount exceeding a specified aggregate amount, in each case subject to applicable grace periods.

Use of proceeds. New Holdco intends to use the net proceeds from the issuance of Notes, together with borrowings under the ABL Facility, amounts in Capitol Investment Corp. IV’s trust account and cash contributions to consummate the Transactions and pay fees and expenses related thereto.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is included as Exhibit 4.5 to this Report and is incorporated herein by reference.

Credit Facility

In connection with the Closing, In connection with the Closing, New Holdco entered into a secured asset based loan agreement (the “ABL Credit Agreement”) with JPMorgan Chase Bank, N.A., Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Island Branch, and Citigroup Global Markets Inc. (or Citibank N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates), consisting of a $350.0 million first lien senior secured asset based revolving credit facility with a maturity of five years (the “ABL Facility”), which includes borrowing capacity available for letters of credit and for borrowings on same-day notice.

Incremental borrowings. The ABL Facility permits New Holdco to incur additional capacity under the ABL Facility in an aggregate amount not to exceed the sum of (x) the greater of (i) $100.0 million and (ii) the excess of the borrowing base (excluding cash and cash equivalents) then in effect less the aggregate amount of commitments under the ABL Facility at such time, plus (y) the sum of any commitment reductions under the ABL Facility. As of the Closing Date, New Holdco will have no commitments from any lender to provide incremental commitments.

Borrowing base. Borrowings under the ABL Facility will be limited by a borrowing base calculation based on, other than with respect to recently acquired assets, the sum of:

(a) 85.0% of book value of eligible accounts receivable of New Holdco and the ABL Guarantors (as defined below); plus

(b) the lesser of 70.0% of cost and 85.0% of the appraised net orderly liquidation value of eligible parts inventory of New Holdco and the ABL Guarantors; plus

(c) 85.0% of the appraised net orderly liquidation value of eligible fleet inventory of New Holdco and the ABL Guarantors that has been appraised;

(d) 95.0% of the book value of eligible fleet inventory of New Holdco and the ABL Guarantors that has not been appraised; plus

(e) 100.0% of the amount of qualified unrestricted cash and cash equivalents of New Holdco and the ABL Guarantors at such time; minus

(f) any applicable reserves maintained by the administrative agent from time to time.

Interest and fees. The interest rate per annum applicable to loans under the ABL Facility is, at New Holdco’s option, equal to either an alternate base rate or an adjusted LIBOR rate for a one-, two-, three-, or six- month interest period, or a twelve-month or period of less than one month if available from all relevant affected lenders, in each case, plus an applicable margin (such applicable margin to vary with the amount outstanding under the ABL Facility). The alternate base rate will be the greater of (i) the prime commercial lending rate published by The Wall Street Journal, (ii) the Federal Funds Effective Rate, plus 0.50%, (iii) the adjusted LIBOR rate for an interest period of one month plus 1.00% and (iv) 1.00%. The adjusted LIBOR rate will be the London interbank offered rate for eurodollar deposits for a period equal to the applicable interest period on the Reuters Screen LIBOR01 or LIBOR02 Page, as applicable, adjusted for statutory reserve requirements for eurocurrency liabilities and in no event, shall the adjusted LIBOR Rate be less than 0.00%. The ability to draw under the ABL Facility or issue letters of credit thereunder will be conditioned upon, among other things, delivery of prior written notice of a borrowing or issuance, as applicable, the ability to reaffirm the representations and warranties contained in in the ABL Credit Agreement and the absence of any default or event of default under the ABL Facility.

New Holdco will be required to pay a commitment fee to the lenders under the ABL Facility in respect of the unutilized commitments thereunder at a rate equal to 0.375% per annum (subject to reductions based upon the amount outstanding under the ABL Facility). New Holdco will also pay customary letter of credit and agency fees.

Payments and prepayments. The balance outstanding on the ABL Facility will be payable on the earlier of July 31, 2024 and, if the notes remain outstanding are outstanding on May 1, 2024, May 1, 2024. New Holdco will be required to repay outstanding loans under the ABL Facility if the outstanding loans under the ABL Facility exceed the lesser of (x) the borrowing base and (y) the commitments under the ABL Facility (the “Line Cap”). Additionally, New Holdco may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty other than customary “breakage” costs with respect to eurocurrency loans.

Guarantee and security. All obligations under the ABL Facility will be unconditionally guaranteed by each of New Holdco’s existing and future direct and indirect wholly owned domestic restricted subsidiaries (the “ABL Guarantors”), in each case subject to certain exceptions and permitted liens. All obligations under the ABL Facility and the guarantees of those obligations (as well as any interest-hedging or other swap agreements and cash management arrangements with the lenders and/or their affiliates under the ABL Facility) will be secured by (subject to certain exceptions): (i) a first priority pledge by New Holdco of all of the equity interests of restricted subsidiaries directly owned by New Holdco and the ABL Guarantors (limited to 65% of voting capital stock in the case of foreign subsidiaries owned directly by a U.S. subsidiary and subject to certain other exceptions) and subject to certain exceptions in the case of non-wholly owned subsidiaries and (ii) a first priority security interest in substantially all of New Holdco’s present and after-acquired assets, as well as those of each of the ABL Guarantors, all of New Holdco’s proceeds and the proceeds of the ABL Guarantors and all intercompany indebtedness owed to New Holdco and the ABL Guarantors.

Financial and restrictive covenants. The ABL Facility is subject to covenants that, among other things limit New Holdco’s ability and its restricted subsidiaries’ ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; repurchase, prepay or redeem subordinated indebtedness; make investments; create restrictions on the ability of New Holdco’s restricted subsidiaries to pay dividends to New Holdco; create liens; transfer or sell assets; consolidate, merge, sell or otherwise dispose of all or substantially all of New Holdco’s assets; enter into certain transactions with New Holdco’s affiliates; and designate subsidiaries as unrestricted subsidiaries. In addition, the ABL Facility will require New Holdco to comply with a financial maintenance covenant requiring New Holdco and its restricted subsidiaries to maintain a fixed charge coverage ratio of at least 1.00 to 1.00; provided that this covenant shall only be tested if availability under the ABL Facility is less than the greater of (i) 10% of the Line Cap and (ii) $30 million and shall be tested until availability is no longer less than such amounts for 20 consecutive calendar days. Neither Capitol Intermediate Holdings, LLC nor Capitol are subject to these restrictive covenants.

Events of default. The following constitute events of default under the ABL Facility: default in the payment of interest; default in the payment of principal; failure to comply with covenants; failure of representations and warranties to be materially correct; failure to pay other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; certain events of bankruptcy; a judgment for payment of money exceeding a specified aggregate amount; voidance of subsidiary guarantees; lack of perfection of liens on collateral securing the ABL Facility, in each case subject to applicable grace periods; and a “change of control” as defined in the ABL Credit Agreement

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Transactions, Nesco entered into Indemnification Agreements with each of its directors and executive officers. These indemnification agreements require Nesco, among other things, to indemnify each such director or officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of Nesco’s directors or officers.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement for Officers and Directors, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Capitol was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. After the consummation of the Transactions, Nesco became a holding company whose assets primarily consist of interests in Legacy Nesco. The following information is provided about the business of Nesco and its consolidated subsidiaries following the consummation of the Transactions, by incorporating by reference the information contained in the Proxy Statement/Prospectus, including the following sections listed below.

Forward-Looking Statements

Some of the information contained in this Report, or incorporated herein by reference, constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” and “continue” “suggests,” “plan,” “should,” “could,” “would,” “will,” “forecast,” and “continue” or similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

Nesco believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that Nesco is not able to predict accurately or over which it has no control. The forward-looking statements included herein are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. The risk factors and cautionary language discussed in this Proxy Statement/Prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Nesco in such forward-looking statements, including among other things:

●	the risks associated with cyclical demand for Nesco’s services and vulnerability to industry downturns and regional and national downturns;

●	fluctuations in Nesco’s revenue and operating results;

●	unfavorable conditions or further disruptions in the capital and credit markets;

●	Nesco’s ability to generate cash, service indebtedness and incur additional indebtedness;

●	competition from existing and new competitors;

●	Nesco’s relationships with equipment suppliers and dependence on key suppliers to obtain adequate or timely equipment;

●	increases in the cost of new equipment and Nesco’s ability to procure such equipment in a timely fashion;

●	Nesco’s ability to pass on increased operating costs related to the aging of its fleet;

●	Nesco’s ability to integrate any businesses it acquires;

●	Nesco’s ability to recruit and retain experienced personnel;

●	the effect of disruptions in Nesco’s information technology systems, including Nesco’s customer relationship management system;

●	risks related to legal proceedings or claims, including liability claims;

●	Nesco’s dependence on third-party contractors to provide us with various services;

●	a need to recognize additional impairment charges related to goodwill, identified intangible assets and fixed assets;

●	Nesco’s ability to obtain additional capital on commercially reasonable terms;

●	laws and regulatory developments that may fail to result in increased demand for Nesco’s services;

●	safety and environmental requirements that may subject Nesco to unanticipated liabilities; and

●	potential litigation involving Nesco;

●	general economic conditions; and

●	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report.

All forward-looking statements included herein attributable to Nesco or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Nesco undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Business

Information relating to the business of Nesco is described in the Proxy Statement/Prospectus in the section entitled “Business of Nesco” beginning on page 128 and is incorporated herein by reference.

Risk Factors

The risks associated with Nesco’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 24 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial information of Nesco and to the disclosure contained in the Proxy Statement/Prospectus in the sections entitled “Selected Historical Financial Information—Selected Historical Financial Information—Nesco” and “Nesco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and beginning on page 20 and 141, respectively, which is incorporated herein by reference.

Properties

Information relating to the facilities of Nesco are described in the Proxy Statement/Prospectus in the section entitled “Business of Nesco – Facilities” on page 140 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information immediately following the Closing regarding the beneficial ownership of Common Stock by:

●	Each person known to be the beneficial owner of more than 5% of Nesco’s outstanding common stock;

●	Nesco’s current executive officers and directors; and

●	All current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Nesco believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Capitol Ordinary Shares(2)
Directors and Executive Officers:(1)
Lee Jacobson(3)	170,538	*
Mark D. Ein(4)	8,163,627	15.9%
L. Dyson Dryden(5)	4,081,814	8.1%
Doug Kimmelman(6)(10)	—
Rahman D’Argenio(6)(10)	—
William Plummer	48,000	*
Jeffrey Stoops(7)	1,166,667	2.3%
Robert Blackadar	—
Bruce Heinemann	57,534	*
Kevin Kapelke(8)	56,846	*
All directors and executive officers post-business combination as a group (ten individuals)	13,745,026	25.5%

Five Percent Holders:
ECP ControlCo, LLC(9)	28,131,796	54.7%
Capitol Acquisition Management IV, LLC(10)	8,163,627	15.9%
Capitol Acquisition Founder IV, LLC(11)	4,081,814	8.1%
Alyeska Investment Group, L.P.(12)	2,400,004	4.9%
Brown Advisory Incorporated(13)	2,326,461	4.7%
Polar Asset Management Partners Inc.(14)	2,141,600	4.4%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804.

(2)	The percentage of beneficial ownership of Nesco is calculated based on 49,033,903 shares of Nesco Common Stock outstanding. The amount of beneficial ownership for each individual or entity includes Nesco Common Stock issuable as a result of Capitol’s warrants as such warrants will become exercisable on August 30, 2019. Unless otherwise indicated, Nesco believes that all persons named in the table have sole voting and investment power with respect to all Capitol Common Stock beneficially owned by them upon consummation of the Transactions.

(3)	Includes 17,226 shares of Common Stock issuable upon exercise of Warrants.

(4)	Represents shares held by Capitol Acquisition Management IV, LLC, an entity controlled by Mr. Ein. Includes 2,457,338 shares issuable upon exercise of Private Warrants (as defined in the Proxy Statement/Prospectus).

(5)	Represents shares held by Capitol Acquisition Founder IV, LLC, an entity controlled by Mr. Dryden. Includes 1,228,670 shares issuable upon exercise of Private Warrants (as defined in the Proxy Statement/Prospectus).

(6)	Excludes the Capitol Common Stock owned by Legacy Nesco Owner that Messrs. Kimmelman and D’Argenio may be deemed to beneficially own as managing members of ECP ControlCo (as defined below) that share power to vote and dispose of the securities beneficially owned by ECP ControlCo, which ultimately controls Legacy Nesco Owner, with the other managing members of ECP ControlCo. Messrs. Kimmelman and D’Argenio each disclaims any such beneficial ownership except to the extent of his indirect pecuniary interest in such shares.

(7)	Represents an aggregate of 1,166,667 shares issuable upon exercise of Warrants held by Calculated Risk Partners, LP, a family limited partnership the general partner of which is controlled by Mr. Stoops and his wife.

(8)	Includes 5,742 shares of Common Stock issuable upon exercise of Warrants.

(9)	Includes (i) 64,450 shares held by Energy Capital Partners III, LP, a Delaware limited partnership (“ECP III”), (ii) 2,169,601 shares held by Energy Capital Partners III-A, LP, a Delaware limited partnership (“III-A”), (iii) 262,015 shares held by Energy Capital Partners III-B, LP, a Delaware limited partnership (“III-B”), (iv) 896,947 shares held by Energy Capital Partners III-C. LP, a Delaware limited partnership (“III-C”), (v) 1,106,987 shares held by Energy Capital Partners III-D, LP, a Delaware limited partnership (“III-D”), (vi) 2,392,808 shares of Common Stock issuable to Legacy Nesco Owner upon exercise of the Warrants (after taking into account the sale of Warrants intended to be sold by Nesco Owner to Calculated Risk Partners, LP upon consummation of the Transactions as describe above in footnote 11), and (vii) 21,238,988 shares held by Legacy Nesco Owner. The business address of Legacy Nesco Owner is 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804. NESCO Holdings GP, LLC is the general partner of Legacy Nesco Owner and as such may be deemed to beneficially own the shares held by Nesco Owner. ECP III, III-A, III-B, III-C, III-D, LP, and Energy Capital Partners III (NESCO Co-Invest), LP, a Delaware limited partnership (collectively, the “ECP Funds”), collectively own 100% of NESCO Holdings GP, LLC and as such may be deemed to beneficially own the shares held by NESCO Holdings GP, LLC. ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of Energy Capital Partners III, LLC (“ECP III GP LLC”), which is (i) the general partner of Energy Capital Partners GP III, LP (“ECP III GP LP”), which is the general partner of each of the ECP III, III-A, III-B, III-C and III-D, and, (ii) the managing member of Energy Capital Partners GP III Co-Investment (NESCO), LLC, which is the general partner of Energy Capital Partners III (NESCO Co-Invest), LP, and, as such, each of ECP Control Co, ECP III GP LLC, ECP III GP LP and Energy Capital Partners GP III Co-Investment(NESCO), LLC may be deemed to beneficially own the shares beneficially owned by the ECP Funds, as applicable. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP Control Co. As such, Messrs. Kimmelman, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the shares beneficially owned by ECP ControlCo except to the extent of their indirect pecuniary interest in such shares. The address for each person and entity in this footnote is 51 John F. Kennedy Parkway, Suite 200, Short Hills, New Jersey 07078.

(10)	Includes 2,457,338 shares issuable upon exercise of Warrants sold to the Capitol Sponsors in connection with Capitol’s initial public offering.

(11)	Includes 1,228,670 shares issuable upon exercise of Warrants sold to the Capitol Sponsors in connection with Capitol’s initial public offering.

(12)	The business address of this entity is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601. Alyeska Investment Group, L.P. is a registered investment advisor. Alyeska Fund GP, LLC is the general partner and control person of Alyeska Master Fund, L.P. Alyeska Fund 2 GP, LLC is the general partner and control person of Alyeska Master Fund 2, L.P. Anand Parekh is the chief executive officer and control person of Alyeska Investment Group, L.P. Information derived from a Schedule 13G/A filed on February 14, 2019.

(13)	The business address of this entity is 901 South Bond Street, Suite #400, Baltimore, Maryland 21231. Represents shares held by Brown Investment Advisory & Trust Company and Brown Advisory LLC, two subsidiaries of Brown Advisory Incorporated. Information derived from a Schedule 13G filed on May 10, 2019.

(14)	The business address of this entity is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4, Canada. Polar Asset Management Partners Inc. is the investment advisor to Polar Multi-Strategy Master Fund (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”) with respect to the shares held by the Polar Vehicles. Information derived from a Schedule 13G filed on February 11, 2019.

Directors and Executive Officers

Information relating to Nesco’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “The Director Election Proposal – Information about Executive Officers, Directors and Nominees” beginning on page 94 and is incorporated herein by reference.

Executive Compensation

Information relating to the executive compensation of Nesco’s executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 100 and is incorporated herein by reference.

Certain Relationships and Related Party Transactions

ECP and their affiliates have ownership interests in a broad range of companies. Nesco has entered into commercial transactions in the ordinary course of its business and on an arms-length basis with a subsidiary of PLH Group, Inc., a company partially owned by an affiliate of ECP. Revenues derived from these transactions have totaled $409,322, $1,409,740 and $381,472, for each of the years ended December 31, 2018, 2017 and 2016, respectively.

Further information relating to the certain relationships and related party transactions of Nesco are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 164 and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Business of Nesco – Legal Proceedings” beginning on page 140, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Upon the opening of trading on August 1, 2019, the Common Stock will begin trading on the NYSE under the symbol “NSCO” and the Warrants will begin trading on the NYSE MKT under the symbol “NSCO WS”. Nesco has not paid any cash dividends on the Common Stock to date. It is the present intention of Nesco’s board of directors to retain all earnings, if any, for use in Nesco’s business operations and, accordingly, Nesco’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of Nesco’s board of directors and will be contingent upon Nesco’s future revenues and earnings, if any, capital requirements and general financial condition.

Information relating to the Common Stock and related stockholder matters are described in the Proxy Statement/Prospectus in the sections entitled “Description of Capitol’s Securities After the Transaction” and “Information on Capitol’s Securities and Dividends” on page 167 and 171, respectively, and is incorporated herein by reference.

Description of Registrant’s Securities

A description of Nesco’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of Capitol’s Securities After the Transaction” beginning on page 167 and is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in the Proxy Statement/Prospectus in the section entitled “Limitation on Liability and Indemnification of Directors and Officers” is incorporated herein by reference.

The section entitled “Indemnification Agreements” included in Item 1.01 above and the information in Part II, Item 20 of the Proxy Statement/Prospectus, is incorporated herein by reference.

Financial Statements, Exhibits and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements, exhibits and supplementary data of Nesco and affiliates, which is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

Certain annual and quarterly financial information regarding Nesco contained in the Proxy Statement/Prospectus in the section entitled “Nesco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 141 is incorporated herein by reference. The disclosure contained in Item 2.01 and Item 9.01 of this Report is also incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Indenture and the Notes and the Credit Facility set forth in the section entitled “Completion of Acquisition or Disposition of Assets” in Item 2.01 of this Report is incorporated herein by reference. On July 29, 2019, the Company issued an aggregate of $550,000 of convertible promissory notes to Capitol Acquisition Management IV LLC, an affiliate of Mark Ein, the former Chairman of the Board and Chief Executive Officer of the Company and current Vice Chairman of the Board, Capitol Acquisition Founder IV LLC, an affiliate of L. Dyson Dryden, the former President and Chief Financial Officer of the Company and current director, and Lawrence Calcano, Brooke Coburn and Richard C. Donaldson, each a former member of the board of directors of the Company (collectively, the “Lenders”), to evidence loans in such amount made by the Lenders. The loans were unsecured, non-interest bearing and were, together with convertible promissory notes of similar tenor previously issued by the Company to the Lenders in an aggregate principal amount of $950,000, payable at the Closing or, at the holders’ option, convertible into warrants at a price of $1.50 per warrant (subject to compliance with the terms of the Merger Agreement). At the Closing, the Lenders converted the full aggregate principal balance of the $1,500,000 of notes into 1,000,000 warrants. The issuance of the notes and warrants to the Lenders was exempt pursuant to Section 4(a)(2) of the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the issuance of notes and warrants set forth in Item 2.03 of this Report is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Securityholders

On July 30, 2019, in connection with the consummation of the Transactions, Capitol was domesticated from the Cayman Islands to the State of Delaware. The material terms of Nesco’s Certificate of Incorporation and Bylaws and the general effect upon the rights of holders of Capitol Ordinary Shares are included in the Proxy Statement/Prospectus in the section entitled “Comparison of Corporate Governance and Shareholder Rights” and “Description of Capitol’s Securities After the Transactions” beginning on page 87 and 167, respectively, which information is incorporated herein by reference.

Copies of the Certificate of Incorporation and Bylaws of Nesco are included as Exhibits 3.1 and 3.2, respectively, to this Report, and are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposals” beginning on page 48 and “The Merger Agreement” beginning on page 69, which is incorporated herein by reference. Further reference is made to the information set forth under “Introductory Note” and contained in Item 2.01 to this Report, which is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers

Effective upon the Closing, each of Mark Ein, L. Dyson Dryden and Alfheidur H. Saemundsson resigned as executive officers of Capitol. Effective upon the Closing, each of Lawrence Calcano, Brooke B. Coburn and Richard C. Donaldson resigned as directors of Capitol.

The information set forth in the sections entitled “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Report is incorporated herein by reference.

Indemnification Agreements

The disclosure set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Report is incorporated in this Item 5.02 by reference.

2019 Omnibus Incentive Plan

At the Meeting, the Capitol shareholders considered and approved the 2019 Omnibus Incentive Plan, which is outlined in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal” and is incorporated herein by reference.

Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Omnibus Incentive Plan, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Report is incorporated in this Item 5.03 by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, Capitol ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “The Business Combination Proposal” beginning on page 48 and “The Merger Agreement” beginning on page 69, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

Item 8.01.	Other Items

On July 31, 2019, Nesco issued a press release announcing the consummation of the Transactions, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in this Item 8.01, including the text of the press release attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statement and Exhibits.

(a)-(b)	Financial Statements.

Information responsive to Item 9.01(a) and (b) of Form 8-K is incorporated by reference to the financial statements included in the Proxy Statement/Prospectus beginning on Page F-26, and to Exhibit 99.3 to Capitol’s Current Report on Form 8-K filed on July 22, 2019.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 7, by and among Capitol Investment Corp. IV, Capitol Intermediate Holdings, LLC, Capitol Investment Merger Sub 1, LLC, Capitol Investment Merger Sub 2, LLC, NESCO Holdings, LP, and NESCO Holdings I, Inc. (incorporated by reference to Exhibit 2.1 to Capitol’s Current Report on Form 8-K filed on April 8, 2019)
2.2	Amendment to the Agreement and Plan of Merger, dated July 11, 2019, by and among Capitol Investment Corp. IV, Capitol Intermediate Holdings, LLC, Capitol Investment Merger Sub 1, LLC, Capitol Investment Merger Sub 2, LLC, NESCO Holdings, LP, and NESCO Holdings I, Inc. (incorporated by reference to Exhibit 2.1 to Capitol’s Current Report on Form 8-K filed on July 17, 2019)
3.1	Certificate of Incorporation of Nesco Holdings, Inc.*
3.2	Bylaws of Nesco Holdings, Inc.*
4.1	Specimen Common Stock Certificate of Nesco Holdings, Inc.*
4.2	Specimen Warrant Certificate of Nesco Holdings, Inc.*
4.3	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Nesco Holdings, Inc.*
4.4	Registration Rights Agreement between Nesco Holdings, Inc. and certain holders identified therein.*
4.5	Indenture, dated as of July 31, 2019, among Capitol Investment Merger Sub 2, LLC, Capitol Intermediate Holdings, LLC, the other guarantors named therein and Wilmington Trust, National Association.*
10.1	Secured Asset Based Loan Credit Agreement, dated as of July 31, 2019, among Capitol Investment Merger Sub 2, LLC, JPMorgan Chase Bank, N.A., Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Island Branch, and Citigroup Global Markets Inc.* +
10.2	Form of Indemnification Agreement*
10.3	Stockholders’ Agreement*
10.4	2019 Omnibus Incentive Plan*
99.1	Press Release dated July 31, 2019*

*	Filed herewith.

+	Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nesco Holdings, Inc.

Dated: August 1, 2019	By:	/s/ Lee Jacobson
Name: Lee Jacobson
Title: Chief Executive Officer